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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration Nos. 333-41532 and 333-66380) pertaining to the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors' Stock Option Plan and the Coelacanth Corporation 1999 Stock Option Plan and on Form S-3 (Registration Nos. 333-67294, 333-101549, 333-108855, 333-111821 and
333-122214) of Lexicon Genetics Incorporated, and in the related prospectus, of our reports dated February 25, 2005, with respect to the consolidated financial statements of Lexicon Genetics Incorporated, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lexicon Genetics Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                     /s/ ERNST & YOUNG LLP

Houston, Texas
March 8, 2005